                                             EX 10.72.1
              PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT is dated for reference purposes only as of the 5th day of 1997 and is by and between Greencastle Retirement Partners,
          L.L.C., a Maryland
corporation, or its assignee ("Purchaser") and Gail G.
Brown ("Seller").


                       RECITALS

     A. Seller is the owner of a certain parcel of real property located in Augusta County, Virginia.

     B. Purchaser is interested in purchasing the real property owned by Seller on the terms and conditions specified herein.

     NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:


                       AGREEMENT


1. PURCHASE AND SALE

     On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller, the following;

     a. Real Property. The undeveloped real property totaling 22.593 acres consisting of two (2) parcels, Tax Map # 10024 ( 18. 993 acres) and Tax Map # 10792
(3. 60 acres) of real property as more particularly described on Exhibit "A" attached hereto which actual dimensions and total acreage of Real Property will be determined by a full survey, including all rights, title and interest, if any, of Seller in (collectively, the "Real Property"); and

     b. Property Rights. All contract rights, surveys, blue prints, studies, and other work in progress relating to any proposed development of the Real
Property, and all licenses, permits, approvals and all other entitlements, rights or privileges appurtenant to or held by Seller in connection with, the Real Property and/or any proposed development thereof (collectively, the
"Property Rights").

     The Real Property and the Property Rights are sometimes collectively referred to herein as the "Property".

2. PURCHASE PRICE

     The purchase price for the Property shall be Two
Hundred Thousand and 00/100 Dollars ($200,000.00).


The purchase price shall be payable as follows:

     a. Initial Earnest Money Deposit. Five Thousand and 00/100 Dollars ($5,000.00) within five (5) business days of mutual execution of this Agreement, which shall be delivered in the form of a check made payable to Hallmark Title, Inc. Vienna, Virginia ("Escrow Agent").
All

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such funds shall be held by Escrow Agent in an interest
bearing escrow account;

     b. Additional Earnest Money Deposit. Ten Thousand and 00/100 Dollars ($10,000.00) on or before conclusion of the Feasibility Period (as defined below), which shall be delivered in the form of a check made payable to the Escrow Agent.

     c. Extension Earnest Money Deposit. Five Thousand and 00/100 Dollars ($5,000.00) before each of the extensions of the Approval Period (as defined below), which shall be delivered in the form of a check made payable to the Escrow Agent. The Initial Earnest Money
Deposit, Additional Earnest Money Deposit and Extension
Earnest Money Deposit and any accrued interest thereon shall be applied against the purchase price at Closing or remitted to Seller or Purchaser, as appropriate, in accordance with the provisions of Paragraph 16 below;
and

     e. Balance of Purchase Price. The balance of the purchase price shall be paid at the time of Closing by wire transfer, cashier's check or other certified funds.

3. CLOSING

     Provided that the conditions to Closing set forth in Paragraphs 12 and 13 have been satisfied or waived in writing by the party for whom the condition exists, closing of the purchase of the Property shall occur on the date fifteen ( 15) days following the expiration of the Approval Period (as defined below) or any extension thereof pursuant to Paragraph 12.f. (the "Closing
Date") at such time and place as may be mutually agreed upon by Seller and Purchaser. In the event the scheduled Closing Date falls on a Saturday, Sunday or a legal holiday, the Closing Date shall be the next business day thereafter.

4. CONVEYANCES

     At Closing, Seller shall convey the Real Property to Purchaser by warranty deed, in form and substance acceptable to Purchaser. Title to the Real Property shall be conveyed free and clear of all liens or encumbrances other than those approved by Purchaser pursuant to Paragraph 12.c.

5. CLOSING COSTS AND PRORATIONS

     At Closing, Seller and Purchaser shall be responsible for the following costs and prorations:

     a. Recording and Transfer Taxes. Purchaser shall pay any state or county recording fees due and payable as a result of the sale of the Property. Assessments, revenue stamps and transfer taxes shall be paid by Seller.

     b. Agricultural Taxes. Seller shall pay any agricultural or roll-back taxes.

     c. Attorney's Fees. Seller and Purchaser shall each pay their own attorneys' fees and costs, if any.

     d. Escrow Fees. Seller and Purchaser shall share all escrow fees on a 50-50 basis.

     e. Real Property Taxes. Real property taxes with respect to the Real Property shall be prorated as of the Closing Date, with Seller responsible for any such taxes which relate to the period prior to the Closing
Date, regardless of when payment therefor is due and with Purchaser responsible for any such taxes which relate to the period from and after the Closing Date.
If the Real Property is required to be subdivided into a separate legal lot for the Closing, said pro ration

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of real property taxes shall be calculated based on the
latest available tax bill for the entire tax parcel of which the Real Property is a part by allocating to the Real Property a percentage of the real property taxes reflected in said tax bill. The percentage shall be determined by dividing the total number of acres contained in the Real Property by the total number acres contained in the entire tax parcel. As a matter which shall survive the Closing hereunder, the parties covenant and agree that, upon receipt of a separate tax bill for the Real Property, the actual amount owed by each of the parties for such pro ration of taxes shall be determined and any amount thus determined to be owed by one party to the other shall be paid within five (5) days following demand therefor.

     f. Title Insurance and Survey. Purchaser shall pay for the cost of the premium for the Title Policy and survey (as those terms are defined below).

     In the event any prorations between the parties at the time of Closing are made on the basis of incomplete, incorrect, estimated or preliminary information then, as a matter which shall survive the Closing, the parties agree to re-adjust and re-apportion such costs following the Closing promptly upon receipt of complete, correct or final information, which is verified by both parties.

6. POSSESSION

     At Closing, Purchaser shall be entitled to possession of the Real Property free and clear of all tenancies.

7. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller does hereby represent and warrant to Purchaser as follows:

     a. Status. Seller is an individual.

     b. Authority. Seller has full power and authority to enter into this Agreement and to carry out the terms hereof and the consummation of the transaction provided for herein does not violate any law, regulation, court order, mortgage, deed of trust, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is a patty or by which its assets may be bound or affected. This Agreement is valid, binding and enforceable as against Seller in accordance with its terms, except as such enforceability may be affected by bankruptcy, receivership or creditors' rights laws generally.

     c. Health and Safety. Seller has not received any written notification from the
Department of Building and Safety, Health department, or other such City, County or State authority having jurisdiction over the Real Property, requiring any work to be performed or affecting the Real Property or indicating any intent to condemn the Real Property or any portion of the Real Property.

     d. Title. Seller has good fee simple and marketable title to the Real Property, which title as of the Closing Date, will be free and clear of all liens and encumbrances other than those approved by Purchaser pursuant to Paragraph 12.c.

   e. Litigation. There is no litigation,
investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller which is material to the Real
Property or this Agreement. In the event that a lien, claim, or cause of action affecting the Real

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Property should arise prior to the Closing, and
Purchaser elects not to terminate this Agreement as a result thereof, Seller, at its sole cost and expense, shall indemnify, defend and hold the Purchaser harmless therefrom, including without limitation, reasonable attorneys' fees, costs and expenses.

     f. Environmental Matters. Except in accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the
"Environmental Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances) and except as disclosed in any environmental reports delivered to or obtained by Purchaser, Seller has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of, at, on or under the Real Property. Except as disclosed in any environmental reports delivered to or obtained by Purchaser and to the best of Seller's knowledge: (i) no hazardous materials, substances or wastes are located on the Real Property or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property, (ii) no underground storage tanks are or have been located on the Real Property,
(iii) the Real Property has never been used as a dump for waste material, and (iv) the Real Property and its prior uses comply with, and at all times have complied with, all Environmental laws.

     g. Utilities. All utilities necessary for Purchaser's intended development and operation at the property are (or shall be as of the Closing) available to the Property and are (or shall be as of the Closing) located within ten (10) feet of the property line.

     h. Special Assessments. Seller has received no notice and has no knowledge of any pending special assessments to be made against the Real Property by any governmental authority.

     i. Tenancies. As of the date of this Agreement, none of the Real Property is under lease to any person, firm, or entity; and, no oral or written agreements have been entered into by Seller which commit to lease all or any portion of the Real Property subsequent to the date of this Agreement. To the best of Seller's knowledge, there is no adverse possession of all or any part of the Real Property.

     j. Mechanic's Liens. There are no unpaid bills or claims in connection with any construction or other work performed on the Real Property nor shall there be any on the date of Closing. Seller shall satisfy any and all mechanic's or materialmen's liens filed against the Real Property, or any part thereof, on or prior to Closing and shall indemnify and hold harmless and protect the Purchaser from any and a11 loss from any such liens.

     k. Taxes and Tax Returns. All tax returns and related filings of any kind require to be filed by Seller prior to the Closing Date with respect to its ownership of the Real Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes of other obligations which are due and payable by Seller have been, or as of the Closing Date, will be timely paid.


     l. Zoning. The current zoning for the Real
Property is R-4; such zoning designation permits outright (e.g. without the need to obtain any special use permits, conditional use permits, or other zoning - or land use-related Governmental Approvals (as that term is defined below)) the use of the Real Property for an assisted living facility; and Seller has not received any notice of, nor become aware of, any proposed change or modification regarding such zoning designation.

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

8. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser does hereby represent and warrant to Seller as follows:

     a. Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Maryland and is in good standing thereunder.

     b. Authority. Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and the same do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's
Operating Agreement or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its assets may be bound or affected. This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be affected by bankruptcy, receivership or creditors' rights laws generally.

     c.    Litigation.   There   is   no    litigation,
investigation or other proceeding pending or threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder.

9. COVENANTS OF SELLER

     Seller does hereby covenant and agree as follows:

     a. Pre-Closing. Between the date hereof and the Closing Date:

          (i) as soon as practicable but in no event later than fifteen ( 15) days following the mutual execution of this Agreement, provide Purchaser with copies of the following documents relating the Real
Property to the extent the same are in Seller's possession or reasonable control (collectively, the "Property Documents"): all title reports, commitments and policies and copies of all documents creating exceptions thereto, all permits, licenses, and other governmental approvals and entitlements relating to the use and/or development of the Real Property, all reports, studies and investigations performed at the Real Property, including all architectural drawings, plans and specifications, environmental reports, structural reports and geological reports, existing surveys of the Real Property, wetland reports, soils reports, engineering tests and reports, and appraisals prepared for the Real Property and all other books and records relating to any work performed in connection with any proposed development of the Real Property
(simultaneously assigning to Purchaser the right to use any such materials and upon Closing hereunder, assigning to Purchaser all of Seller's right, title and interest in and to any such materials);

          (ii) satisfy and discharge all liens against the Property, other than those approved by Purchaser pursuant to Paragraph 12.c;

          (iii) file all tax returns, reports and
filings required to be filed by Seller and timely pay all taxes or other obligations which are due and payable with respect to the Property;

          (iv) not take any action inconsistent with its obligations hereunder;

          (v)      Seller shall generally participate
in, and where necessary, execute, such

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planning and zoning applications, plats and documents
as are required by Purchaser to secure zoning and site plan approval, and, to the extent required, assist
Purchaser in securing such other approvals as are required for the development of the Property, all at no additional cost to Purchaser or Seller.

          (vi) Seller shall take those steps which are necessary to clear title to the Property so that title, good of record and in fact and insurable at standard rates, may be conveyed at Closing.

     b. Closing. On the Closing Date, Seller agrees to:

          (i) Execute and deliver to Purchaser the warranty deed described in Paragraph 4 and such other instruments as shall be necessary to transfer the Property to Purchaser, including but not limited to an affidavit of Non-Foreign Status pursuant to Section
1445 of the Internal Revenue Code of 1986, as amended;
and

          (ii) Pay any Closing costs for which it is responsible under Paragraph 5.

     c.  Post-Closing. After the Closing  Date,  Seller
agrees  that, at Purchaser's sole cost and expense,  it
will take such actions and properly execute and deliver
to   Purchaser  such  further  instruments  as  may  be
reasonably necessary to evidence the transfer of the Property.

10. COVENANTS OF PURCHASER

     Purchaser does hereby covenant and agree as follows:

     a. Pre-Closing. Between the date hereof and the Closing Date, Purchaser will not take any action inconsistent with its obligations hereunder and will:

          (i) Purchaser will, at Purchaser's sole cost and expense, cause a surveyor to prepare and deliver to Purchaser (with a copy to Seller) a survey of the Real
Property meeting the requirement set forth below (the
"Survey"). The Survey shall show thereon: (a) the location of all boundaries, existing fences, all easements, pipelines, rights-of way, and roads which are of record or visible on the ground, (b) whether any of the Real Property lies within a 100 year flood plain or any special flood hazard area as designated by any governmental agency, (c) the number of acres and net square footage contained within the boundaries of the Real Property, (d) the location and dimensions of any protrusions from and encroachments on the Real
Property; (e) the location of all public roads or highways adjacent to the Real Property and (f) such other matters as shall be required by the Title Company for the issuance of the Title Policy with no exception for matters as to survey. The Survey shall be certified to the Purchaser and the Title Company. The surveyor shall include in its certification its Registration
Number, address, telephone number, the job number and that the Survey was made on the ground as per the field notes shown thereon and that, except as shown thereon, there are no visible easements, rights-of way, party walls, conflicts, or visible encroachments by an improvements onto an easement or neighboring property or by any improvements on adjoining property onto the Real Property and that the Real Property has direct access to all adjacent public streets.

          (ii) file with the appropriate governing authority an application for the subdivision of the Real Property into a separate legal lot, which application shall be accompanied

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by all necessary back-up information which said
application shall require in order to commence the process for the approval of said subdivision and Purchaser shall thereafter diligently pursue said subdivision in order that approval may be obtained by the Closing Date. In connection with such subdivision, Purchaser shall cause the Survey to be updated to reflect the precise dimensions of the Real Property as created by said subdivision and, If the Real Property is to be conveyed by a metes and bounds description, Purchaser shall cause the surveyor to prepare and deliver to Seller and the Title Company a certified metes and bounds description of the Real Property as shall be shown on the final Survey;

     b. Closing. On the Closing Date, Purchaser agrees that it will deliver the balance of the purchase price due at Closing together with its share of the Closing costs as herein provided.

11. MUTUAL COVENANTS

     Seller and Purchaser mutually covenant and agree as follows:

     a. Fulfillment of Conditions. If any event should occur, either within or without the knowledge or control of either party, which would prevent fulfillment of the conditions to Closing provided for herein, to use his, its or their reasonable efforts to cure the same as expeditiously as possible;

     b. Governmental Consents. To cooperate fully with each other in taking any actions which are or may be necessary to obtain the consent of any government instrumentality or any third party or to accomplish the transaction contemplated by this Agreement; and

     c. Escrow Instructions. To execute and deliver written instructions to Escrow Agent if necessary or desirable to complete the purchase and sale of the Property.

12. PURCHASER'S CONDITIONS TO CLOSING

     The obligation of Purchaser to acquire the Property shall be subject to the satisfaction by Seller or to the waiver by Purchaser of the following conditions:

     a. Seller's Representations and Warranties.
Seller's representations and warranties set forth herein shall be true in all material respects at and as of the Closing Date as those made as of the date thereof.

     b. Seller's Performance. Seller shall have performed all of its obligations hereunder which are required to be performed as of the Closing Date.

     c. Title Approval. Purchaser shall cause Hallmark
     Title, Inc. Vienna, Virginia (the
"Title Company") to issue a commitment for title insurance (including copies of all exception documents referenced in said commitment) in an amount equal to the purchase price, which commitment shall provide for the issuance of a final title policy as of the Closing
Date, subject to no liens or encumbrances, other than those which may be approved by Purchaser (the "Title
Commitment"). A copy of said Title Commitment shall be delivered to Seller at the address set forth in Section
16 below. Within fifteen ( 15) days following
Purchaser' s receipt of (i) the Title Commitment, (ii) legible copies of all exception documents referenced in the Title Commitment,

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and (iii) the Survey, Purchaser shall notify Seller of
any items referenced in the Title Commitment and the Survey to which it disapproves. Within ten ( 10) days of Seller' s receipt of Purchaser' s objections, Seller shall advise Purchaser in writing as to whether it intends to correct the defects to which Purchaser has objected. If Seller refuses to correct some or all of such defects or fails to notify Purchaser within said ten ( 10) day period regarding its intentions to correct the disapproved matters, Purchaser shall have fifteen ( 15) days following the earlier to occur of
(i) Purchaser' s receipt of Seller's written notice regarding its refusal to correct the disapproved matters or (ii) the expiration of said ten ( 10) day period, to advise Seller of Purchaser' s decision to close, notwithstanding the defects, or to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. In the event Purchaser fails to timely advise Seller of its intention to terminate this Agreement, Purchaser shall be conclusively deemed to have rejected such title defect(s) and shall thereafter have the right to terminate this Agreement. In the event of any such termination, Purchaser shall be entitled to the return of its Earnest Money and the parties shall have no further rights or obligations hereunder.

     d. Title Policy. The Title Company shall issue to
Purchaser as of the Closing Date, an ALTA Extended
Owner's Policy of Title Insurance for the Real Property
(the "Title Policy") which Title Policy shall have a policy amount of not less than the amount of the Purchase Price and be in a form acceptable to, and include such endorsements, affirmative coverages, and other modifications required by Purchaser and Purchaser's lender (including any REIT, as defined in Paragraph 20, below). Without limiting the generality of the foregoing, such Title Policy shall be subject to no exceptions other than those of the usual printed exceptions which are acceptable to Purchaser (the survey exception, parties in possession and mechanics' lien exceptions being specifically unacceptable to Purchaser) and those exceptions to which Purchaser has not objected as provided for in Paragraph 12.c. above.

     e. Feasibility Study. Purchaser shall conduct at its sole cost and expense a feasibility study of the Real Property (the "Feasibility Study"), which study may include but shall not be limited to, (i) reviewing and approving the Phase I Report and all Property
Documents required to be provided to Purchaser by Seller, and (ii) conducting such engineering and soils studies, environmental assessments, utilities investigations, wetlands investigations, if applicable, surveys and regulatory reviews, as Purchaser deems appropriate to the development of an assisted living facility consisting of at least one hundred (100) units consistent with the development plans of Purchaser (the
"Facility"). Within One Hundred Eighty (180) days following the mutual execution of this Agreement (the
"Feasibility Period"), Purchaser shall have approved or disapproved the results of said Feasibility Study. In the event Purchaser disapproves the Feasibility Study, or if Purchaser fails to timely notify Seller of Purchaser's approval or disapproval regarding the Feasibility Study (in which event Purchaser shall be conclusively deemed to have disapproved such Feasibility Study), Purchaser shall have the right to terminate this Agreement, which right shall be exercised, if at all, within five (5) business days after the last day of the Feasibility Period. Upon such termination, Purchaser shall be entitled to the return of its Initial Earnest Money Deposit and the parties shall have no further rights or obligations hereunder.

Seller hereby grants to Purchaser and/or its agents, consultants and contractors the right to enter the Real
Property for the purpose of performing such tests, studies, assessments and investigations as Purchaser determines necessary in connection with its Feasibility
Study of the Real Property; provided, however, that the activities conducted by Purchaser and/or any of its agents, consultants or contractors shall not materially change or alter the character of the Real Property.
Seller further agrees to fully cooperate with Purchaser concerning the components of the Feasibility Study.

     f. Approvals. Upon or before completion of the Feasibility Period, Purchaser shall commence and proceed to obtain all necessary zoning, subdivision, site plan and building

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approvals and permits (and any other requisite
governmental or quasi-governmental approval)
(collectively referred to herein as "Approvals") as are necessary to proceed with Purchaser's intended development of the Property. Within One Hundred Eighty
( 180) days following conclusion of the Feasibility
Period (the "Approval Period"), Purchaser shall have obtained all such Approvals, except that such One
Hundred Eighty (180) day Approval Period may be extended for three (3) additional periods of thirty
(30) days each upon written notice by Purchaser to Seller and Escrow Agent prior to the expiration of the prior period. Upon extension of the Approval Period by Purchaser, only the Extension Earnest Money Deposit(s) shall be nonrefundable, except in the event of failure of Seller to perform its obligations under this Agreement.

     g. Zoning. On or before the Closing Date, Purchaser, with the cooperation of Seller, shall have caused the zoning for the Real Property to be appropriately designated so as to permit the development of the Facility or Purchaser shall have otherwise satisfied itself in its sole and absolute discretion that the development and operation of the Facility on the Real Property is permitted under the Real Property's current zoning designation.

     h. Board Approval. Prior to the conclusion of the Feasibility Period, Purchaser shall have obtained the approval of its Board of Directors to the acquisition of the Property pursuant to the terms of this Agreement.

     i. Readiness for Construction. Upon the Closing
Date, there shall exist no impediments to the commencement of construction of the improvements contemplated to be constructed by Purchaser such that Purchaser shall be able to commence construction of said improvements immediately following the Closing
(e.g., within 48 hours following the Closing Date).

     j.  Financing. Prior to the Closing Date,
Purchaser shall have secured financing, on terms acceptable to it, for the payment of the Purchase Price due at Closing and the construction of the proposed
Facility and all of the documents necessary to evidence said financing shall have been executed and delivered into escrow by Purchaser and its Lender; provided, however, that Seller acknowledges and agrees that said financing may be in the form of sale/leaseback financing with a real estate investment trust (the
"REIT"), in which case Purchaser shall have the right, in accordance with Paragraph 20 below, to assign its rights and obligations hereunder to said REIT and the financing documents shall include, but not be limited to, an assignment of this Purchase and Sale Agreement and a Lease between Purchaser and said REIT.

13. SELLER'S CONDITIONS TO CLOSING

     The obligation of Seller to convey the Property to Purchaser shall be subject to the satisfaction by Purchaser or the waiver by Seller of the following conditions:

     a. Purchaser's Representations and Warranties.
Purchaser's representations and warranties set forth herein shall be true at and as of the Closing Date.

     b. Purchaser' s Performance. Purchaser shall have performed all of its obligations hereunder which are required to be performed as of the Closing Date.

14. INDEMNIFICATION BY SELLER

     Subject to the limitations set forth in Paragraph
16, Seller shall indemnify, defend and hold Purchaser harmless from and against:

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     a. Obligations Existing as of Closing Date: Any
     and all obligations relating to
ownership of the Property which exist as of the Closing
Date, except to the extent that such . obligations relate to a breach by Seller of a representation, warranty or covenant set forth in the Agreement, including, but not limited to, the representations and warranties with respect to the environmental condition of Real Property set forth in Paragraph 7.f., in which case Seller's obligation to indemnify, defend and hold harmless Purchaser shall be set forth in Paragraph
14.b.;

     b. Breach of Representations and Warranties. Any and all damage, loss, or liability resulting from any material breach of ant representation, warranty or covenant made by Seller in this Agreement or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to Purchaser hereunder;

     c. Fees and Expenses. Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorneys' fees, incident to any of the foregoing.

     For purposes of Paragraph 14.a., an obligation shall be deemed to "exist" as of the Closing Date if it relates to events which occur prior to the Closing Date even if it is not asserted until after the Closing
Date.


15. INDEMNIFICATION BY PURCHASER

     Subject to the limitations set forth in Paragraph
16, Purchaser shall indemnify, defend and hold harmless from and against:

     a. Obligations Occurring After the Closing Date.
Any and all obligations relating to the ownership of the Property accruing on or after the Closing Date;

     b. Breach of Representations and Warranties. Any and all damage, loss or liability resulting from a material breach of any representation, warranty or covenant of Purchaser in this Agreement or nonfulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished of to be furnished to Seller hereunder; and

     c. Fees and Expenses. Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.


16. TERMINATION

     a. Termination by Parties. This Agreement may be terminated and the transaction contemplated herein abandoned at any time prior to Closing;

          (i) By mutual agreement of the parties;

          (ii) By Seller, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof(as the same may be extended) through no fault

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

of Seller and the same shall not have been waived by Seller;

          (iii) By Purchaser, if any of the conditions set forth in Paragraph 12 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and the same shall not have been waived by Purchaser;

          (iv) By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder; or

     b. Material Damage or Destruction. In the event that prior to the Closing Date, a material portion of the Real Property shall have been damaged or destroyed or shall have been taken or condemned by any public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller which notice must be delivered within ten (10) days after Purchaser receives notice of such damage, destruction or condemnation. In the event Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event
Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

     c. Notice. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph 16. a. above on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach. The Closing Date shall be postponed, if necessary, to afford such opportunity to cure.

     d. Seller's Liquidated Damages. In the event of the termination of this Agreement by Seller as a result of a material breach by Purchaser of its obligations hereunder, Seller' s sole remedy shall be to terminate this Agreement and to retain Purchaser's Initial
Earnest Money Deposit and Additional Earnest Money
Deposit (if applicable), together with all interest accrued thereon, as full and complete liquidated damages, the parties acknowledging and agreeing that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Initial Earnest
Money Deposit and Additional Earnest Money Deposit (if applicable), together with all interest accrued thereon, is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

     e. Purchaser's Remedies. In the event of the termination of this Agreement by
Purchaser as a result of a material breach by Seller of its obligations hereunder, Purchaser shall have the right either to (i) terminate this Agreement and receive a full refund of its Initial Earnest Money
Deposit and Additional Earnest Money Deposit (if applicable), together with all interest accrued thereon, after which neither party shall have any further rights or obligations hereunder or (ii) seek specific performance of Seller' s obligations hereunder and/or damages for Seller' s breach of its obligations hereunder. In the event of the termination of this Agreement by Purchaser as a result of a failure of any of the Purchaser' s conditions as set forth in Paragraph 12 above Purchaser shall be entitled to a full refund of its Initial Earnest Money Deposit and Additional Earnest Money Deposit (if applicable), together with all interest accrued thereon.

17. BROKER

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

     Purchaser and Seller recognize David Brown and
Century 21- Brown and Associates as procuring broker and seller shall pay a11 real estate commissions due per separate agreement. Seller and Purchaser agree to indemnify the other party against any claim for any commission made by any broker allegedly employed by it.


18. NOTICES

     Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

     To Seller:      Gail G. Brown
                     c/o Century 21- Brown and
                     Associates
                     909 Richmond Avenue
                     Staunton, Virginia 24401
                     Telephone No. : 540-885-7100
                     Facsimile No.: 540-885-I 130

     To Purchaser:  Greencastle Retirement Partners,
                    L.L.C.
                     c/o Greencastle Development
                    Company
                     2661 Riva Road, Suite 1001
                     Annapolis, Maryland 21401
                    Telephone No. : (410) 573 -2485
                    Facsimile No. : (410) 224-653 9

     With copies to: Emeritus Corporation
                     3131 Elliott Avenue, Suite 500
                     Seattle, Washington 98121
                    Attention: President
                        Telephone No. : (206) 301-4490
                        Facsimile No. : (206) 301=4070


Notice shall be deemed given upon receipt or refusal if sent by mail, or by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

19. AMENDMENT AND MODIFICATION

     This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

20. ASSIGNMENT

     Purchaser shall have the right to assign its rights and delegate its obligations hereunder without the prior written consent of Seller, provided that the assignee agrees in writing to assume all of the obligations of Purchaser hereunder from and after the effective date of said assignment.. In the event of such an assignment, Seller agrees that Greencastle
Retirement Partners, L.L.C. shall be relieved and released from any and all further obligations and/or liability hereunder. In the event of any such assignment, all of the references to Purchaser herein shall be deemed to be references to Purchaser's assignee, the representations set forth in paragraph 8 shall be revised accordingly and the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against said assignee. Notwithstanding the foregoing, Purchaser shall also have the right, on notice to Seller, to assign its rights hereunder to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein, it being understood and agreed that in the event of such an assignment to a REIT., the only right which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof and that, in any event, Purchaser shall not be relieved of any of its obligations hereunder in the event of such an assignment to a REIT.

21. WAIVER

     The waiver by any party of any breach of any of the provisions of this Agreement shall not constitute a continuing waiver or a waiver of any subsequent breach of any provision of this Agreement.

22. INCORPORATION BY REFERENCE

     Each recital set forth and exhibit referenced in this Agreement is incorporated and becomes an integral part of this Agreement.

23. CAPTIONS

     The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

24. SURVIVAL

     This Agreement shall survive the Closing Date and thereafter remain binding on both Seller and Purchaser.


25. ATTORNEYS' FEES

     If any litigation or other proceedings are commenced between parties to this Agreement regarding the rights and duties of any party pursuant to, related to or arising from this Agreement, then the prevailing party with respect to the litigation or other proceedings, shall be entitled, in addition to the relief granted, a reasonable sum for attorneys' fees and costs of the litigation or other proceedings.

26. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

27. SEVERABILITY

     Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceability in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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

28. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


29. TIME OF THE ESSENCE, DATES.

     Time is of the essence. If this Agreement calls for, or establishes, a day or date on which an event occurs, or by which an action must be taken, and such day or date falls on a Saturday, Sunday or legal holiday (defined to be any day on which the United
States Postal Services does not deliver regular mail), such day or date shall be, for the purposes of the Agreement, the next business day thereafter.


30. DISCLOSURE

     Keith T. Misner, an officer of Greencastle
Retirement Partners L.L.C. and Greencastle Development
Company, is a licensed Real Estate Broker in the Commonwealth of Virginia and the State of Maryland.
David Brown, the procuring broker, is the husband of the Seller. Gail G. Brown, the Seller, is also a licensed Realtor in the State of Virginia



31. EXCHANGE COOPERATION CLAUSE

     Purchaser and Seller agree to the settlement of this contract under the provisions of section 1031 of the Internal Revenue Code. The exchange must be accomplished through a qualified intermediary.
Settlement of this contract under the provisions of
section 103 I of the Internal Revenue Code will be done at no additional expense (including attorney fees) or delay to the Purchaser. All related documents shall be in a form acceptable to Purchaser.




[SIGNATURES ON FOLLOWING PAGE]
















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

     IN WITNESS THEREOF, the parties have executed this Agreement the date set forth opposite each party's signature below and the last date of execute deemed the date of mutual execution" as such term is used herein.

     PURCHASER:                         GREENCASTLE
RETIREMENT
                                   PARTNERS, L.L.C., a
                                   Maryland . limited
                                   liability company


Dated:  2/4/97                     /s/ Chris P. Bell
                                   --------------------
------------------
                                   By:  Chris P. Bell
                                   Its:  Managing
Member


SELLER:                            GAIL G. BROWN


                                   By:  /s/ Gail G.
Brown
                                   --------------------
------------------
                                   Its:




























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